EXHIBIT 5.2
                                                                    -----------


 MAPLES AND CALDER

  BVI | CAYMAN | HONG KONG | JERSEY | LONDON



Our ref     JWA/601575/1446673/vl


The Law Debenture Trust Corporation
  (Cayman) Limited                          Direct: +13458145217
4th Floor Harbour Place                     Cell: +13455255217
PO Box l034GT                               E-mail:
103 South Church Street                     justin.appleyard@maplesandcalder.com
George Town
Grand Cayman
Cayman Islands


1 June, 2005


Dear Sirs

P&O PRINCESS SPECIAL VOTING TRUST

We have acted as Cayman Islands counsel to The Law Debenture Corporation (Cayman) Limited (the "Trustee") in connection with:

(i) the voting trust deed (the "Trust Deed") dated 17th April, 2003 by and between Carnival Corporation, a Panamanian corporation ("Carnival Corporation") and the Trustee, establishing the P&O Princess Special Voting Trust, a Cayman Islands law trust (the "Trust") and pursuant to which shares of beneficial interest in the Trust (the "Trust Shares") have been issued; and

(ii) the registration statement on Form S-8, including all amendments or supplements thereto, filed on 1 June, 2005 by Carnival Corporation and Carnival plc, a public limited company incorporated under the laws of England and Wales, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") (the "Registration Statement") relating to, among other things, the registration under the Securities Act of 200,000 Trust Shares to be issued pursuant to the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan (the "Plan") referred to in the Form S-8. We are furnishing this opinion as Exhibit 5.2 to the Registration Statement. Other terms used but not defined in this letter are used as defined in the Registration Statement or the Trust Deed.



                                                MAPLES AND CALDER
                                                PO Box 309GT, Ugland House South
                                                Church Street
                                                George Town, Grand Cayman
                                                Cayman Islands

                                                Tel: +1 345 949 8066
                                                Fax: +1 345 949 8080


                                                www.maplesandcalder.com

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 MAPLES AND CALDER

  BVI | CAYMAN | HONG KONG | JERSEY | LONDON                                   2


1       DOCUMENTS REVIEWED

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1     the Registration Statement; and

1.2     the Trust Deed.

2       ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. We have also relied on the following assumptions, which we have not independently verified.

2.1 The Trust Deed has been authorised and duly executed and delivered by or on behalf of Carnival Corporation in accordance with all relevant laws.

2.2 The Trust Deed is legal, valid, binding and enforceable against Carnival Corporation and the Trustee in accordance with its terms under all relevant laws other than the laws of the Cayman Islands.

2.3 Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.4     All signatures, initials and seals are genuine.

2.5 The power, authority and legal right of Carnival Corporation and the Trustee under all relevant laws and regulations to enter into, execute, deliver and perform their respective obligations under the Trust Deed (other than the Trustee under the laws of the Cayman Islands).

2.6 There is nothing under any law (other than Cayman Islands law) which would or might affect the opinions in this letter. Specifically, we have made no independent investigation of the laws of England and Wales, the Republic of Panama or the States of New York or Florida.

3       OPINIONS

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 The Trust is duly established and constitutes a validly existing trust under the laws of the Cayman Islands.

3.2 The Trust Shares when issued as contemplated under the Registration Statement and the Plan will be duly authorised for issuance in accordance with the provisions of the Trust Deed and, on the relevant entries being made in the Share Register, the Trust Shares will constitute validly issued,


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 MAPLES AND CALDER

  BVI | CAYMAN | HONG KONG | JERSEY | LONDON                                   3


        fully paid and non-assessable Trust Shares and, in respect of such Trust Shares, the registered holders will have the rights attributable thereto as set forth in the Trust Deed.

4       QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1 Nominal Cayman Islands stamp duty of CI$40 (US$48) may be payable if the original Trust Deed is brought to or executed in the Cayman Islands.

4.2 The obligations of the Trustee may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands.

4.3 All the beneficiaries under the trust may together terminate the Trust notwithstanding anything to the contrary in the Trust Deed.

We express no view as to whether the terms of the Trust Deed represent the intentions of the parties and make no comment with regard to the representations which may be made by Carnival Corporation or the Trustee. This opinion is given today and may not be relied on at any later date. This opinion is given for your benefit for the purposes of the Registration Statement to be filed under the Securities Act. We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Opinions" in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the Rules and Regulations of the Commission thereunder.

 Yours faithfully


/s/ Maples and Calder

 MAPLES and CALDER